EXHIBIT 99.1

Community Shores Reports 2008 First Quarter Earnings

MUSKEGON, Mich., May 2, 2008 (PRIME NEWSWIRE) -- Community Shores Bank Corporation (Nasdaq:CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported first quarter 2008 net income of $32,000, or $0.02 per diluted share, compared with net income of $229,000, or $0.15 per diluted share for the first quarter of 2007. First quarter 2008 results reflect a return to profitability as a result of a lower provision for loan losses and higher noninterest income, compared to the fourth quarter of 2007.

Heather D. Brolick, president and CEO of Community Shores Bank Corporation, commented, "We believe we are making progress in several areas of our business. Our aggressive provisioning in the fourth quarter of 2007 has allowed us to strengthen our loan loss reserve. We have the flexibility to manage our problem loans efficiently and are proactively monitoring the financial condition of our clients and continually reassessing collateral valuations.

"We are also beginning to generate a revenue stream that is independent of interest rates. Our mortgage originations are growing, allowing us to generate both fee income from sales to the secondary market and yield income from retaining a portion of these loans in portfolio."

Total revenue, comprised of net interest income and noninterest income, was $2.5 million for the first quarter of 2008, an increase of 2.0 percent from the $2.4 million reported for first quarter of 2007. Net interest income for the current quarter was $1.85 million, down 6.9 percent year over year, primarily from a 60 basis point decline in the net interest margin to 2.88 percent, partially offset by a 13.1 percent increase in average earning assets. "Our margin has declined as a result of the Federal Reserve's aggressive rate cuts over a relatively short period of time," said Brolick. "We, like many banks, are initially unable to re-price our liabilities as quickly as our variable rate assets. Fortunately, we anticipate improvement in our margin as $79.7 million in higher costing term deposits re-price over the next 9 months."

Noninterest income was $643,000 for the 2008 first quarter compared with $455,000 for the year-ago quarter, an increase of 41.2 percent. Excluding a one-time gain of $143,000 on the sale of foreclosed property, first quarter 2008 noninterest income was $500,000, up 9.9 percent over the prior-year first quarter, primarily from increased service charges on deposit accounts and gains on sale of mortgage loans.

A major factor contributing to Community Shores' improved profit performance this quarter was the $900,000 reduction in the loan loss provision compared to the fourth quarter of 2007, down from $1.13 million to $231,000. "Troubled asset management is a top priority. The strain of present economic conditions and the impact on our borrowing base remains a concern. We are pleased that, in this challenging environment, charge-offs and nonperforming assets improved this quarter," commented Brolick.

Expense control is another area where discipline is evident. Noninterest expense totaled $2.2 million for the first quarter of 2008, up 9.4 percent above the year-ago quarter but 11.0 percent below fourth quarter. Salaries and benefits were $1.2 million for the current quarter, up 7.6 percent from the year-ago quarter, but an improvement of 4.5 percent compared to the linked quarter. Staffing levels were reduced since year-end by six FTE employees, or 7.0 percent, holding salary and benefits costs in check.

Assets at March 31, 2008 totaled $278.8 million, an increase of $27.2 million, or 10.8 percent, over March 31, 2007. Total loans were $224.8 million, up $18.8 million, or 9.1 percent, from the year-ago quarter. Since year-end, loans declined 3.3 percent to $224.8 million. Ms. Brolick explained that as a result of the declining interest rate environment, fixed rate borrowers have been attempting to renegotiate their terms. "While we want to accommodate our borrowing relationships," she continued, "we also adhere to a high standard of underwriting that includes pricing for risk and profitability. We reluctantly accepted a few large loan payoffs this quarter, where we also collected $54,000 in prepayment penalties. Deposits for the first quarter of 2008 were $242.8 million, up $4.8 million, or 2.0 percent, from the linked quarter and $25.2 million, or 11.6 percent, year over year.

Nonperforming assets (including 90 days past due and OREO) were $5.5 million, or 1.96 percent of total assets, at March 31, 2008; this compares with $6.6 million, or 2.41 percent of assets, for the linked quarter, and $2.8 million, or 1.12 percent of assets, for the year-ago quarter. The allowance for loan and lease losses was 1.57 percent of total loans at March 31, 2008, compared with 1.55 percent at December 31, 2007 and 1.26 percent for the year-ago quarter.

Shareholders' equity totaled $15.8 million at March 31, 2008, a decrease of $599,000, or 3.7 percent, from March 31, 2007. The ratio of equity to assets was 5.67 percent for first quarter 2008. Shares outstanding totaled 1,468,800.

About the Company

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices. Community Shores Bank opened for business in January 1999 and has grown to $279 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

Forward Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; changes in the local real estate market; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                   COMMUNITY SHORES BANK CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS

             (dollars in thousands except per share data)

                                      Quarterly
                 -----------------------------------------------------
                   2008       2007       2007       2007       2007
                  1st Qtr    4th Qtr    3rd Qtr    2nd Qtr    1st Qtr
                 ---------  ---------  ---------  ---------  ---------
 EARNINGS
  Net interest
   income            1,850      1,830      2,099      2,057      1,988
  Provision for
   loan and lease
   losses              231      1,130        407        268        127
  Noninterest
   income              643        418        417        424        455
  Noninterest
   expense           2,239      2,516      2,284      2,209      2,047
  Pre tax income
   (expense)            23     (1,398)      (175)         4        269
  Net Income            32       (866)      (103)        18        229
  Basic earnings
   per share     $    0.02  $   (0.63) $   (0.07) $    0.01  $    0.16
  Diluted
   earnings
   per share     $    0.02  $   (0.62) $   (0.07) $    0.01  $    0.15
  Average
   shares
   outstanding   1,468,800  1,468,800  1,468,800  1,468,800  1,468,733
  Average
   diluted
   shares out-
   standing      1,468,800  1,468,800  1,474,236  1,481,462  1,488,589

 PERFORMANCE RATIOS
  Return on average
   assets             0.05%     -1.29%     -0.16%      0.03%      0.37%
  Return on average
   common equity      0.82%    -21.26%     -2.51%      0.44%      5.64%
  Net interest
   margin             2.88%      2.95%      3.44%      3.52%      3.48%
  Efficiency
   ratio             89.81%    111.96%     90.78%     89.02%     83.85%
  Full-time
   equivalent
   employees            80         86         84         86         82

 CAPITAL
  End of period
   equity to
   assets             5.67%      5.71%      6.12%      6.23%      6.52%
  Tier 1 capital
   to end of
   period assets      5.59%      5.69%      6.16%      6.34%      6.58%
  Book value
   per share     $   10.76  $   10.63  $   11.14  $   11.09  $   11.17

 ASSET QUALITY
  Gross loan
   charge-offs         323        650        101         69        101
  Net loan
   charge-offs         309        638         92         60         88
  Net loan
   charge-offs
   to avg loans
   (annualized)       0.54%      1.10%      0.16%      0.11%      0.17%
  Allowance for
   loan and
   lease losses      3,525      3,603      3,111      2,796      2,588
  Allowance for
   losses to
   total loans        1.57%      1.55%      1.35%      1.26%      1.26%
  Past due and
   nonaccrual
   loans
   (90 days)         3,625      6,017      3,099      2,356      1,942
  Past due and
   nonaccrual
   loans to
   total loans        1.61%      2.59%      1.34%      1.06%      0.94%
  Other real
   estate and
   repossessed
   assets            1,845        567        870        810        887
  NPA +90 day
   past due to
   total assets       1.96%      2.41%      1.48%      1.21%      1.12%

 END OF PERIOD
  BALANCES
  Loans            224,796    232,505    230,892    221,921    205,983
  Total earning
   assets          260,707    256,874    249,757    243,643    235,491
  Total assets     278,758    273,458    267,284    261,305    251,549
  Deposits         242,767    237,950    225,216    228,115    217,602
  Shareholders'
   equity           15,805     15,614     16,363     16,290     16,404

 AVERAGE BALANCES
  Loans            230,778    231,122    227,546    213,402    207,449
  Total earning
   assets          262,269    251,989    247,069    237,008    231,944
  Total assets     279,076    268,400    264,112    253,577    247,639
  Deposits         243,825    230,252    223,540    216,749    213,807
  Shareholders'
   equity           15,597     16,291     16,411     16,430     16,251

                   Community Shores Bank Corporation
              Condensed Consolidated Statements of Income
                              (Unaudited)
                                                 Three Months Ended
                                               03/31/08      03/31/07
                                             -----------   -----------
 Interest and dividend income
 Loans, including fees                       $ 4,145,502   $ 4,057,022
 Securities (including FHLB dividends)           215,494       201,473
 Federal funds sold and other interest income     84,377        70,669
                                             -----------   -----------
      Total interest income                    4,445,373     4,329,164
 Interest expense
 Deposits                                      2,352,255     2,111,491
 Repurchase agreements and federal funds
  purchased and other debt                        22,102        50,999
 Federal Home Loan Bank advances and
  notes payable                                 220,569       178,407
                                             -----------   -----------
      Total interest expense                   2,594,926     2,340,897

 Net interest Income                           1,850,447     1,988,267
 Provision for loan losses                       230,716       127,231
                                             -----------   -----------

 Net interest income after provision
  for loan losses                              1,619,731     1,861,036
 Noninterest income
 Service charges on deposit accounts             231,083       208,395
 Gain on sale of loans                           144,763       133,891
 Gain on sale of securities                            0         1,986
 Gain (loss) on disposal of equipment                  0            80
 Other                                           266,688       110,764
                                             -----------   -----------
      Total noninterest income                   642,534       455,116

 Noninterest expense
 Salaries and employee benefits                1,222,387     1,135,722
 Occupancy                                       175,780       143,289
 Furniture and equipment                         171,562       146,346
 Advertising                                      25,229        57,900
 Data Processing                                 114,473       104,680
 Professional services                           159,654       140,951
 Other                                           369,926       318,209
                                             -----------   -----------
      Total noninterest expense                2,239,011     2,047,097

 Income before income taxes                       23,254       269,055
 Federal income tax expense                       (8,679)       40,427
                                             -----------   -----------
 Net Income                                  $    31,933   $   228,628
                                             ===========   ===========

 Weighted average shares outstanding           1,468,800     1,468,733
                                             ===========   ===========
 Diluted average shares outstanding            1,468,800     1,488,589
                                             ===========   ===========
 Basic income per share                      $      0.02   $      0.16
                                             ===========   ===========
 Diluted income per share                    $      0.02   $      0.15
                                             ===========   ===========

                   Community Shores Bank Corporation
            Condensed Consolidated Statements of Condition

                                March 31,   December 31,   March 31,
                                  2008          2007         2007
                               (Unaudited)   (Audited)    (Unaudited)
                              ------------  ------------  ------------

 ASSETS
 Cash and due from
  financial institutions      $  3,838,206  $  3,329,626  $  3,458,878
 Interest-bearing deposits
  in other financial
  institutions                      89,297       201,290        77,506
 Federal funds sold             15,800,000     4,346,000     9,000,000
                              ------------  ------------  ------------
   Total cash and cash
    equivalents                 19,727,503     7,876,916    12,536,384

 Securities
  Available for sale            13,399,249    13,194,645    14,771,664
  Held to maturity               6,623,055     6,627,534     5,254,568
                              ------------  ------------  ------------
   Total securities             20,022,304    19,822,179    20,026,232

 Loans held for sale             2,144,713     2,285,966       135,371

 Loans                         222,651,068   230,219,420   205,848,341
 Less: Allowance for
  loan losses                    3,524,600     3,602,948     2,588,475
                              ------------  ------------  ------------
   Net loans                   219,126,468   226,616,472   203,259,866

 Federal Home Loan Bank stock      404,100       404,100       404,100
 Premises and equipment,net     12,317,909    12,488,593    11,683,835
 Accrued interest receivable     1,061,760     1,159,804     1,197,759
 Other assets                    3,953,249     2,804,033     2,305,642
                              ------------  ------------  ------------
   Total assets               $278,758,006  $273,458,063  $251,549,189
                              ============  ============  ============

 LIABILITIES AND
  SHAREHOLDERS' EQUITY
 Deposits
  Non interest-bearing        $ 17,669,347  $ 16,708,504  $ 17,029,107
  Interest-bearing             225,097,928   221,241,941   200,573,367
                              ------------  ------------  ------------
   Total deposits              242,767,275   237,950,445   217,602,474

 Federal funds purchased and
  repurchase agreements          4,649,338     4,400,611     5,695,329
 Federal Home Loan Bank
  advances                       6,000,000     6,000,000     6,000,000
 Subordinated debentures         4,500,000     4,500,000     4,500,000
 Notes payable                   4,200,000     4,206,043       400,000
 Accrued expenses and
  other liabilities                836,287       786,639       947,813
                              ------------  ------------  ------------
    Total liabilities          262,952,900   257,843,738   235,145,616

 Shareholders' Equity
  Preferred Stock, no par value:
   1,000,000 shares authorized
   and none issued                       0             0             0
  Common Stock, no par value:
   9,000,000 shares authorized,
   1,468,800 issued             13,296,691    13,296,691    13,296,462
  Retained earnings              2,287,476     2,255,543     3,256,402
  Accumulated other
   comprehensive deficit           220,939        62,091      (149,291)
                              ------------  ------------  ------------
  Total shareholders' equity    15,805,106    15,614,325    16,403,573
                              ------------  ------------  ------------
  Total liabilities and
   shareholders' equity       $278,758,006  $273,458,063  $251,549,189
                              ============  ============  ============

CONTACT: Community Shores Bank Corporation
         Heather D. Brolick, President and CEO
           1-231-780-1845
           hbrolick@communityshores.com
         Tracey A. Welsh, Senior Vice President and CFO
           1-231-780-1847
           twelsh@communityshores.com